Exhibit 5.1

April 7, 2022

PHX Minerals Inc.
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma  73118

Re:	PHX Minerals Inc. – Post-Effective Amendment to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PHX Minerals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, File No. 333-249538 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the proposed resale by a certain selling stockholder of up to 153,375 shares of Common Stock, par value $0.01666 per share (the “Resale Shares”), originally issued to such selling stockholder pursuant to the Agreements for Purchase and Sale, dated August 24, 2020, by and between such selling stockholder and the Company (the “Purchase and Sale Agreements”), and (b) the offer and sale of one or more of the following securities with an aggregate offering price of up to $75,000,000:

(i)shares of the Company’s Common Stock, par value of $0.01666 per share (the “Common Stock”);

(ii)shares of the Company’s preferred stock, par value of $0.01666 per share, which may be issued in one or more classes or series (the “Preferred Stock”);

(iii)debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, and which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”);

(iv)warrants of the Company to purchase one or more classes or series of the securities registered under the Registration Statement (the “Warrants”); and

(v)units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, or any combination of such securities (“Units”) (items (i) through (v) are collectively referred to as the “Shelf Securities”).

The Shelf Securities may be offered and sold by the Company, and the Resale Shares may be offered and sold by the selling stockholder, as applicable, in amounts, at prices, and on terms to be determined at the time of sale and as may be set forth in one or more supplements (each, a

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April 7, 2022

“Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated in this opinion letter with respect to the Resale Shares and the Shelf Securities.

As such counsel, we have examined those matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. We have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, the Registration Statement, including the Prospectus, the Purchase and Sale Agreements, certain resolutions adopted by the Board of Directors of the Company and originals, or copies certified to our satisfaction, of such other records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of certain officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; and (v) that each natural person signing any document reviewed by us had the legal capacity to do so.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Shelf Securities under the Registration Statement:

(i)the Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective;

(ii)one or more Prospectus Supplements relating to the Shelf Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws;

(iii)if the Shelf Securities being offered are to be sold under a purchase, underwriting, or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Shelf Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties

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thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof;

(iv)any indenture (“Indenture”) relating to Debt Securities, any warrant agreement (“Warrant Agreement”) relating to the Warrants, and any unit agreement (“Unit Agreement”) relating to the Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms;

(v)the Shelf Securities being offered and any related Underwriting Agreement, amendments to the Company’s Certificate of Incorporation, Indenture, Warrant Agreement, or Unit Agreement, as applicable, describing such Shelf Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Shelf Securities being offered;

(vi) the Shelf Securities being offered will have been issued and sold in compliance with applicable Federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Shelf Securities being offered;

(vii)any applicable listing or other requirements of any securities exchange on which the Shelf Securities being offered may be listed will have been complied with;

(viii)the rights, powers, privileges, preferences, and other terms, if any, of any Shelf Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Shelf Security being offered (a) will be in conformity with the Company’s Certificate of Incorporation and Bylaws as then in effect, (b) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or which is then binding upon the Company, and (c) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(ix)with respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock), and available for issuance, and the consideration for the issuance and sale of the Common Stock or Preferred Stock is in an amount that is not less that the par value of the Common Stock or Preferred Stock, as applicable;

(x)the Debt Securities will have been issued in conformity with the Indenture, authenticated by the appointed trustee under the Indenture, and delivered against payment therefor, and the Indenture will be governed by New York law;

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(xi)any securities issuable upon conversion, exchange, or exercise of any Shelf Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that, upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any of the Shelf Securities, the total number of shares of Common Stock and Preferred Stock of the Company, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation; and

(xii)the Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and shall have the necessary power and authority to issue and sell such Shelf Securities.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.	The Resale Shares, as of the date of this opinion letter, are validly issued, fully paid and non-assessable.
2.

When necessary corporate action on the part of the Company has been taken to authorize a particular issuance of shares of Common Stock (including any issuance of shares of Common Stock (a) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Common Stock, (b) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock in connection with the terms of such Debt Securities and any applicable indenture, or (c) upon the exercise of any validly issued Common Stock Warrants) in accordance with the applicable definitive purchase, underwriting or similar agreement and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated in such agreement, by such corporate action, and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Common Stock pursuant to clauses (a), (b), or (c) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and non-assessable.

3.

When (a) necessary corporate action on the part of the Company has been taken to designate a series or class of Preferred Stock and authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of any validly issued Preferred Stock Warrants), (b) the filing of the resolutions designating such series or class in accordance with the Delaware General Corporation Law as then in effect has occurred, (c) the taking of any other action necessary under the Delaware General Corporation Law, as then in effect, to create such class or series has occurred, and (d) the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by any applicable definitive purchase, underwriting or similar agreement, such corporate action, and by the Registration Statement, the Prospectus and the related Prospectus Supplement has occurred

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(and in the case of the issuance of Preferred Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange or conversion), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

4.

With respect to any Debt Securities, when (a) necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Debt Securities, (b) the applicable indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (c) the applicable indenture and any required supplemental indenture will have become qualified under the Trust Indenture Act of 1939, as amended, (d) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and any applicable supplemental indenture so as to not violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Debt Securities have been duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable indenture and supplemental indenture, and (f) such Debt Securities have been issued and sold for the consideration as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the acts, proceedings and documents referred to above, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.

With respect to any Warrants, when (a) specifically authorized for issuance by authorizing resolutions, (b) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (c) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (e) the Company has received the consideration provided for in the authorizing resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to any Units, when (a) specifically authorized for issuance by authorizing resolutions, (b) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by all parties thereto, (c) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement, do not violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) such Units have been duly executed and countersigned in

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accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (e) the Company has received the consideration provided for in the authorizing resolutions, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We are opining herein as to the Delaware General Corporation Law, and with respect the enforceability against the Company of any Debt Securities, the laws of the State of New York, provided that insofar as such opinions pertain to the choice of law provisions of any Debt Securities, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed. and we express no opinion with respect to any other laws. Except as set forth in the preceding sentences, we are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to the Resale Shares, the Shelf Securities, or to the sale or issuance thereof. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and is not a guarantee of result.

This opinion letter is for your benefit in connection with the Amendment and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Amendment and to the reference to our firm under the caption “Legal Matters” in any Prospectus Supplement. In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jackson Walker LLP